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Articles of Amendment - Cooperative

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 - sos.oregon.gov/business - Phone: (503) 986-2200

FILED: MAY 4, 2020
OREGON SECRETARY OF STATE
128717493-21055894
CONSUMER COOPERATIVE GROUP,... AMDART

REGISTRY NUMBER: 1287174-93

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website.

For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet If Necessary.

1) NAME OF COOPERATIVE: CONSUMER COOPERATIVE GROUP, INC.

2) DATE OF ADOPTION OF AMENDMENT, RESTATED ARTICLES, OR DISSOLUTION: Januray 27, 2017

3) MEMBER VOTE: Number of members voting for: 1 Number of members voting against: 0

4) ARTICLES AMENDED: (State the article number(s) and set forth the article(s) as it is amended to read.)

SEE ADDITIONAL ATTACHED SHEET

5) SHAREHOLDER VOTE:

(If affected shareholders had the right to vote under ORS 62.580.)

Number of affected shareholders entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
1	1	1	0

6) EXECUTION: (Must be signed by at least one officer or director.)
I declare as an authorized signer, under penalty of perjury, that this document does not fraudulently conceal, obscure, alter, or otherwise misrepresent the identity of any person including officers, directors, employees, members, managers or agents. This filing has been examined by me and is, to the best of my knowledge and belief, true, correct and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment, or both.

Signature: [signature] Printed Name: Tanenankhaha Andrews Title: Founder/Chairman/CEO

CONTACT NAME: (To resolve questions with this filing.)
Tanenankhaha Andrews

PHONE NUMBER: (include area code.)
214-377-4827

FEES
Required Processing Fee $100
Processing Fees are nonrefundable. Please make check payable to "Corporation Division."
Free copies are available at sos.oregon.gov/business using the Business Name Search program.

Articles of Amendment - Cooperative

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 – sos.oregon.gov/business - Phone: (503) 986-2200

FILED: MAY 4, 2021
OREGON SECRETARY OF STATE

128717493-22155508
CONSUMER COOPERATIVE GROUP,... AMDART

REGISTRY NUMBER: 1287174-93

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website.

For office use only

Please Type or Print Legibly in **Black** Ink. Attach Additional Sheet if Necessary.

1) NAME OF COOPERATIVE: CONSUMER COOPERATIVE GROUP, INC

2) DATE OF ADOPTION OF AMENDMENT, RESTATED ARTICLES, OR DISSOLUTION: April 26, 2021

3) MEMBER VOTE: Number of members voting for: 1 Number of members voting against: 0

4) ARTICLES AMENDED: (State the article number(s) and set forth the article(s) as it is amended to read.)

Article 7 Total Authorized Capital Stock will increase to a combined maximum of 1,500,000,000.
1,400,000,000 shares of Class A Common Stock and $100,000,000 Preferred Stock.
Company reserves the right to create additional stock & classes of its stock as it deems necessary.

5) SHAREHOLDER VOTE:

(If affected shareholders had the right to vote under ORS 62.560.)

Number of affected shareholders entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
1	1	1	0

6) EXECUTION: (Must be signed by at least one officer or director.)
I declare as an authorized signer, under penalty of perjury, that this document does not fraudulently conceal, obscure, alter, or otherwise misrepresent the identity of any person including officers, directors, employees, members, managers or agents. This filing has been examined by me and is, to the best of my knowledge and belief, true, correct and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment, or both.

Signature: [signature] Printed Name: Tanen Andrews Title: Founder/Chairman/CEO

CONTACT NAME: (To resolve questions with this filing.)
Tanen Andrews

PHONE NUMBER: (Include area code.)
214-377-4827

FEES

Required Processing Fee $100

Processing Fees are nonrefundable. Please make check payable to "Corporation Division."

Free copies are available at sos.oregon.gov/business using the Business Name Search program.

Articles of Amendment - Cooperative

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 – sos.oregon.gov/business - Phone: (503) 986-2200

FILED: DEC 10, 2020
OREGON SECRETARY OF STATE

128717493-21692340

CONSUMER COOPERATIVE GROUP,... AMDART

REGISTRY NUMBER: 1287174-93

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website. For office use only

Please Type or Print Legibly in **Black** Ink. Attach Additional Sheet if Necessary.

1) NAME OF COOPERATIVE: CONSUMER COOPERATIVE GROUP, INC

2) DATE OF ADOPTION OF AMENDMENT, RESTATED ARTICLES, OR DISSOLUTION: December 1, 2020

3) MEMBER VOTE: Number of members voting for: 1 Number of members voting against: 0

4) ARTICLES AMENDED: (State the article number(s) and set forth the article(s) as it is amended to read.)

Article 7 Total Authorized Capital Stock will revert to a combined maximum of 1,000,000,000 shares of Class A Common Stock and Preferred Stock. Company reserves the right to create additional stock & classes of its stock as it deems necessary.

5) SHAREHOLDER VOTE:

(If affected shareholders had the right to vote under ORS 62.560.)

Number of affected shareholders entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
1	1	1	0

6) EXECUTION: (Must be signed by at least one officer or director.)
I declare as an authorized signer, under penalty of perjury, that this document does not fraudulently conceal, obscure, alter, or otherwise misrepresent the identity of any person including officers, directors, employees, members, managers or agents. This filing has been examined by me and is, to the best of my knowledge and belief, true, correct and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment, or both.

Signature: [signature] Printed Name: Tanen Andrews Title: Founder/Chairman/CEO

CONTACT NAME: (To resolve questions with this filing.)
Tanen Andrews

PHONE NUMBER: (Include area code.)
214-377-4827

FEES
Required Processing Fee $100
Processing Fees are nonrefundable. Please make check payable to "Corporation Division."
Free copies are available at sos.oregon.gov/business using the Business Name Search program.

Article 7 Capital Stock as amended:

1. This cooperative corporation is authorized to issue two (2) classes of shares, designated "Common Stock" and "Preferred Stock". The total number of Common Stock authorized to be issued is 541,000,000,000 shares, no par value per share. The total number of Preferred Stock authorized to be issued is 100,000,000 shares, no par value per share.
2. The Common Stock shall be divided into multiple series and designated as follows:

   Class A Common Stock ("the Common Stock") consists of 100,000,000,000 shares authorized, no par value, one vote per share on all matters and an additional five votes per share if holding Class M shares simultaneously and current with membership dues at the time of any and all voting matters, full transfer and/or conversion rights in any combination into any other class/series of common and/or preferred stock (except Class M) without restriction.

   Class B Common Stock ("the Common Stock") consists of 100,000,000,000 shares authorized, no par value, shall have one vote per share but only on matters regarding it purpose of its issuance separate from all other classes. Full transfer rights and limited convertibility are allowed into any other class as a whole or combination whether its common or preferred stock. "B" stands for Buyout & Acquisitions.

   Class C Common Stock ("the Common Stock") consists of 10,000,000,000 shares authorized, no par value, shall have one vote per share but only on matters regarding it purpose of its issuance separate from all other classes. Full transfer rights and limited convertibility are allowed into any other class as a whole or combination whether its common or preferred stock. "C" stands for Clothing & Apparel.

Class D Common Stock ("the Common Stock") consists of 10,000,000,000 shares authorized, no par value, shall have one vote per share but only on matters regarding it purpose of its issuance separate from all other classes. Full transfer rights and limited convertibility are allowed into any other class as a whole or combination whether its common or preferred stock. "D" stands for Development, Gaming, Animation & Technology Studios.

Class F Common Stock ("the Common Stock") consists of 1,000,000,000 shares authorized, no par value, ten votes per share on all matters and an additional one vote each per share if holding Class A and when Class M shares are being held simultaneously and current with membership dues at the time of any and all voting matters, full transfer rights and limited convertibility into any other class as a whole or combination whether its common or preferred stock. Class F Common Stock will not be publicly tradeable.

Class L Common Stock ("the Common Stock") consists of 10,000,000,000 shares authorized, no par value, shall have one vote per share but only on matters regarding it purpose of its issuance separate from all other classes. Full transfer rights and limited convertibility are allowed into any other class as a whole or combination whether its common or preferred stock. "L" stands for Logistics.

Class M Common Stock ("the Common Stock") consists of 10,000,000,000 shares authorized, no par value, one vote per share on all matters and must be current with membership dues at the time of any and all voting matters, transfer rights are limited to within the cooperative to maintain membership rights to internal services provided to its members. All shares in this class and their rights whether current or past are

revocable, when membership dues are not paid. All rights will be restored when membership dues become current, as long as there is no 60 day or more lapse of payment, in which all past rights will be permanently revoked and member has to start a new membership. Not transferable into any other class. "M" stands for membership. Class M Common Stock will not be publicly tradeable.

Class P Common Stock ("the Common Stock") consists of 100,000,000,000 shares authorized, no par value, shall have no voting rights on any matters, full transfer rights and convertibility into any other class as a whole or combination whether its common or preferred stock. "P" stands for Partial & Fractional Shares.

Class R Common Stock ("the Common Stock") consists of 100,000,000,000 shares authorized, no par value, shall have no voting rights on any matters, full transfer rights and convertibility into any other class as a whole or combination whether its common or preferred stock. "R" stands for Restricted Stock Units .

Class S Common Stock ("the Common Stock") consists of 100,000,000,000 shares authorized, no par value, shall have one vote per share but only on matters regarding it purpose of its issuance separate from all other classes. Full transfer rights and limited convertibility are allowed into any other class as a whole or combination whether its common or preferred stock. "S" stands for Solar.

3. The Preferred Stock shall be divided into two (2) series designated as follows:

Series A Preferred Stock ("the Preferred Stock") consist of 70,000,000 shares authorized, no par value, shall have no voting rights on any matters, full transfer rights and convertibility into any other common stock class as a whole or combination.

Series B Preferred Stock ("the Preferred Stock") consist of 30,000,000 shares authorized, no par value, shall have no voting rights on any matters, full transfer rights and limited convertibility into any other class as a whole or combination whether its common or preferred stock.